SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------
                               AMENDMENT NO. 1 TO
                                   FORM 8-K/A
                                -----------------

                            CURRENT REPORT (AMENDED)

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 14, 2004


                      Y3K Secure Enterprise Software, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada

                 (State or Other Jurisdiction of Incorporation)

             0-26709                                     98-0201259
   ------------------------------           --------------------------------
   (Commission File Number)                 (IRS Employer Identification No.)


            Suite 600, 800 Bellevue Way, Bellevue, Washington, 98004
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (253) 284-2935
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

      On January 26, 2004, Y3K Secure Enterprise Software, Inc. (the "Company") filed a Form 8-K to report that it had closed its acquisition of certain assets of Fox Communications Corporation ("Fox"). In response to parts (a) and (b) of
Item 7 of such Form 8-K, the Company stated that it would file the required financial information by amendment, as permitted by Instructions (a)(4) and
(b)(2) to Item 7 to Form 8-K. This Form 8-K/A is being filed to provide the required financial information.

      This Form 8-K/A also amends Item 2 by changing the date of closing of the acquisition from January 14, 2004, the date of the Asset Purchase Agreement, to January 15, 2004, the date when the transaction closed.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On January 15, 2004, Y3K Secure Enterprise Software, Inc. ("the Registrant"), through its wholly owned subsidiary Ecuity Holdings, Inc., a Washington corporation ("Ecuity"), completed the purchase of a substantial portion of the assets "Assets") of Fox Communications, Inc., a Washington corporation ("Fox"), as more fully described in the press release attached as
Exhibit 99.1. The purchase (the "Transaction") was pursuant to an Asset Purchase Agreement ("Purchase Agreement") dated January 14, 2004 which is filed herewith as Exhibit 2.1.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

      (a) Financial statements of businesses acquired:

      Financial Statements (audited) of Fox as of and for the year ended December 31, 2003.

      (b) Pro Forma financial information.

                         FOX COMMUNICATIONS CORPORATION
                              FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003

                         FOX COMMUNICATIONS CORPORATION





                                    CONTENTS


PAGE     1        INDEPENDENT AUDITORS' REPORT

PAGE     2        BALANCE SHEET AS OF DECEMBER 31, 2003

PAGE     3        STATEMENTS OF OPERATIONS FOR THE TWO YEARS ENDED DECEMBER 31,
                  2003 AND 2002

PAGE     4        STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR THE
                  PERIOD FROM JANUARY 1, 2002 TO DECEMBER 31, 2003

PAGE     5        STATEMENTS OF CASH FLOWS FOR THE TWO YEARS ENDED DECEMBER 31,
                  2003 AND 2002

PAGES    6 - 11   NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2003

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of:
Fox Communications Corporation

We have audited the accompanying balance sheet of Fox Communications Corporation as of December 31, 2003 and the related statements of operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fox Communications Corporation as of December 31, 2003 and the results of their operations and their cash flows for each of the two years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company's cumulative losses from operations of $6,975,548, working capital deficiency of $6,116,895 and stockholders' deficiency of $6,415,509, raise substantial doubt about its ability to continue as a going concern. Additionally, as noted in Note 3 the Company has a current liability for state taxes in the amount $4,309,630 for which it does not have the funds to settle. Management's Plan in regards to these matters is also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



De Leon & Company, P.A.

De Leon & Company, P.A.

Pembroke Pines, Florida
March 26, 2004

                         Fox Communications Corporation

                                  Balance Sheet



       December 31,
       ------------------------------------------------------------------------
                                     ASSETS
                                     ------
                                                                 Current assets

     Cash and cash equivalents                                    $   148,009
     Accounts receivable, net of allowance of $146,273                583,621
     Prepaid expenses                                                  47,238
                                                                  -----------
Total current assets                                                  778,868
                                                                  -----------
                                                                       36,069
Deposits
Property and equipment, net                                           495,932
                                                                  -----------
Total assets                                                      $ 1,310,869
                                                                  ===========

                       LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                                                                  -----------
Current liabilities
     Accounts payable and accrued liabilities                     $   949,839
     Taxes payable                                                  4,309,630
     Deposits and advance billings                                    268,512
     Current portion of long-term debt                              1,367,782
                                                                  -----------
Total current liabilities                                           6,895,763
                                                                  -----------

Long-term debt, net of current portion                                830,615


Total liabilities                                                   7,726,378
                                                                  -----------

Stockholders' deficiency
     Common stock, $2 par value, 100,000 shares authorized,
         3,920 issued and outstanding                                   7,840
     Paid in capital                                                  552,199
     Accumulated deficit                                           (6,975,548)
                                                                  -----------
Total stockholders' deficiency                                     (6,415,509)
                                                                  -----------

                                                                  -----------
Total liabilities and stockholders' deficiency                    $ 1,310,869
                                                                  ===========

















    the accompanying notes are an integral part of these financial statements

                              Fox Communications Corporation

                                 Statements of Operations


Years ended December 31,                         2003             2002
------------------------------------         ------------    ------------

Revenues                                     $ 15,813,491    $ 14,149,632

Cost of revenues                                7,031,233       6,371,168
                                             ------------    ------------

Gross margins                                   8,782,258       7,778,464

Other operating expenses
         Selling expenses                       3,231,106       3,606,628
         General and administrative             4,519,757       4,506,761
                                             ------------    ------------

Income before other income (expenses)           1,031,395        (334,925)
                                             ------------    ------------

Other income (expense)
         Interest income                           37,230          66,547
         Interest expense                        (189,098)       (315,812)
         Miscellaneous and other expenses        (855,570)     (1,237,881)
                                             ------------    ------------

Total other expense                            (1,007,437)     (1,487,146)
                                             ------------    ------------

Net income (loss)                            $     23,958    $ (1,822,071)
                                             ------------    ------------

Net Earnings (loss) per share, basic
  Income (loss) from continuing operations   $       6.11    $    (464.81)
                                             ============    ============

Weighted Average Number of Common
   Shares Outstanding                               3,920           3,920
                                             ============    ============






















     the accompanying notes are an integral part of these financial statements

                         Fox Communications Corporation

                     Statements of Stockholder's Deficiency

           For the period from January 1, 2002 to December 31, 2003



                                                         Paid-In     Accumulated  Stockholder's
                                Shares      Amount       Capital     Deficit      Deficit
-----------------------------------------------------------------------------------------------
Balance, January 1, 2002        3,920     $   7,840    $  552,199   $(5,177,435)  $ (4,617,396)

Net loss                                                             (1,822,071)    (1,822,071)
-----------------------------------------------------------------------------------------------

Balance, December 31, 2002      3,920         7,840       552,199    (6,999,506)    (6,439,467)

Net income                                                               23,958         23,958
-----------------------------------------------------------------------------------------------

Balance, December 31, 2003      3,920     $   7,840    $  552,199  $ (6,975,548)  $ (6,415,509)
                            ===========    ==========  ============ ============  =============































    the accompanying notes are an integral part of these financial statements

                         Fox Communications Corporation
                            Statements of Cash Flows

     Years ended December 31,                                                                        2003                  2002
     -----------------------------------------------------------------------------------------------------------------------------
     Cash flows from operating activities
              Net income (loss)                                                            $          23,958     $      (1,822,071)
              Adjustments to reconcile net income to net cash provided by operating activities:
                      Depreciation                                                                   307,864               522,420
                      Provision for bad debts                                                         68,073                28,430
                      Write off of related parties, net                                              830,731                     0
                      Loss on sale of capital assets                                                 201,394                22,195
                      Write down of investment in equity securities                                  600,000                     0
              Changes in assets and liabilities:
                      Decrease in accounts receivable                                                151,856               881,104
                      Increase in prepaid expenses and other assets                                   37,290                14,597
                      Increase in taxes payable                                                    1,147,580             2,024,678
                      (Decrease) increase in accounts payable                                      (317,809)               157,843
                      Decrease in accrued liabilities                                              (740,770)              (367,735)
                      (Decrease) increase in deposits and advance billings                         (261,082)                68,253
     -----------------------------------------------------------------------------------------------------------------------------
     Net cash provided by operating activities                                                     2,049,085             1,529,714
     -----------------------------------------------------------------------------------------------------------------------------

     Cash flows from investing activities
              Purchase of property and equipment                                                   (299,763)               (65,726)
              Advances from related parties                                                                0               213,337
              Proceeds from sale of property and equipment                                            91,000                 3,689
              Purchase of equity securities                                                                0              (600,000)
     -----------------------------------------------------------------------------------------------------------------------------
     Net cash used by investing activities                                                         (208,763)              (448,700)
     -----------------------------------------------------------------------------------------------------------------------------

     Cash flows from financing activities
              Principal payments on advances from Windsor Investors, LLC                         (1,320,000)            (1,180,000)
              Advances from Windsor Investors, LLC                                                   139,909               224,487
              Principal payments on long-term debt                                                  (59,489)               (43,445)
              Proceeds from related party notes                                                           0                 50,000
              Principal payments on related party notes                                            (478,158)              (132,453)
              Principal payments on capital lease obligations                                      (184,809)              (189,474)
     -----------------------------------------------------------------------------------------------------------------------------
     Net cash used by financing activities                                                       (1,902,547)            (1,270,885)
     -----------------------------------------------------------------------------------------------------------------------------

     Net increase (decrease) in cash and cash equivalents                                           (62,225)              (189,871)
     Cash and cash equivalents, beginning of year                                                    210,234               414,800

     -----------------------------------------------------------------------------------------------------------------------------
     Cash and cash equivalents, end of year                                                $         148,009     $         224,929
     -----------------------------------------------------------------------------------------------------------------------------

   the accompanying notes are an integral part of these financial statements

                         FOX COMMUNICATIONS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003


       NOTE 1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
       ----------------------------------------------------------------------

       (A) Organization
           ------------

       Fox Communications Corporation formerly Phonelink, Inc. ("Fox" or the "Company") is in the business of providing business and residential long distance telephone service, cellular airtime, internet dial up, web design, web hosting services, and paging and equipment sales. Fox was incorporated in the state of Washington on January 5, 1989.


       (B) Use of Estimates
           ----------------

       In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.


       (C) Cash and Cash Equivalents
           -------------------------

       For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.


       (D) Fair Value of Financial Instruments
           -----------------------------------

       Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

       The carrying amounts of the Company's accounts receivable, accounts payable and accrued liabilities approximates fair value due to the relatively short period to maturity for these instruments.

                         FOX COMMUNICATIONS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003


       (E) Income Taxes
           ------------

       The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the results flow through the corporation for inclusion on the individual stockholders' personal income. Accordingly, no provision for income taxes has been made in the financial statements.


       (F) Concentration of Credit Risk
           ----------------------------

       The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


       (G) Loss Per Share
           --------------

       Basic and diluted net income (loss) per common share for all periods presented is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". There were no common stock equivalents at December 31, 2003 and 2002.


       (H) Business Segments
           -----------------

       The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". The Company operates in one segment and therefore segment information is not presented.


       (I) Revenue Recognition
           -------------------

       Revenues from short-term contracts are recognized as services are provided. To the extent that billings include amounts relating to services yet to be provided, such amounts are deferred and reported as advance billings.


       (J) Allowance for Doubtful Accounts
           -------------------------------

       The Company records an allowance for doubtful accounts in such amounts as considered sufficient to absorb future estimated losses. The amount of the allowance is based on a general reserve, in light of current economic conditions and other pertinent factors. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

       (K) Long-Lived Assets
           -----------------

       Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If the expected future cash flow from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized and measured using the asset's fair value.

                         FOX COMMUNICATIONS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003


       (L) Property, Equipment and Depreciation
           ------------------------------------

       Property and equipment are stated at cost. Depreciation is provided over related assets' estimated useful lives of primarily two to 10 years utilizing straight-line depreciation. Replacements and betterments that significantly extend asset lives are capitalized. Maintenance and repairs are charged to expense as incurred.

       NOTE 2     PROPERTY, PLANT AND EQUIPMENT
       ----------------------------------------

       Property, plant and equipment consisted of the following at December 31, 2003:

       Property and Equipment

       December 31,                                                     2003
       ------------------------------------------------------------------------

       Switch equipment                                         $   1,849,451
       Computer and related equipment                                 913,815
       Furniture and fixtures                                          69,311
       Leasehold improvements                                          54,196
       Office equipment                                                 7,323
       Automobiles                                                      3,351
       ------------------------------------------------------------------------
                                                                    2,897,447
       Accumulated depreciation                                    (2,401,515)
       ------------------------------------------------------------------------
       Property and equipment, net                              $     495,932
       ------------------------------------------------------------------------



       Depreciation expense for the years ended December 31, 2003 and 2002 was $307,864 and $522,420, respectively.

       NOTE 3  TAXES PAYABLE
       ---------------------

       Utility taxes billed to and collected from customers, but not remitted to the various state and local jurisdictions, were estimated by the Company and recorded as taxes payable. Approximately $3,900,000 of the estimated taxes are delinquent at December 31, 2003, The Company has also accrued approximately $409,000 of penalties associated with this liability. The Company is in the process of registering with the Secretary of State and Public Utility Commission in the applicable states to arrange a settlement of these obligations.

                         FOX COMMUNICATIONS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003



       NOTE 4  NOTE PAYABLE
       --------------------


       December 31,                                                                                             2003
       ---------------------------------------------------------------------------------------------------------------

       Note payable,  unsecured with interest at 8%. Principal and interest due monthly. Advances        $   2,198,397
       from Windsor  Investors,  LLC,  guaranteed by shareholder,  with interest at prime plus 1%
       (6% at December  31,  2001).  Principal  payments of $110,000  plus  interest due monthly.
       Note holder became the interim President and CEO of Who's Calling, Inc. in April 2003.
                                                                                                            ----------
       Less current portion                                                                                  1,367,762
       ---------------------------------------------------------------------------------------------------------------
       Long-term debt, net                                                                               $     830,635
       ---------------------------------------------------------------------------------------------------------------

       The aggregate maturities of debt for each of the five years subsequent to
       December 31, 2003, are as follows:
       Year ending December 31,
       --------------------------------------------------------------------------------------------------------------
                                                                                                   2004     1,367,762
                                                                                                   2005       830,635
       --------------------------------------------------------------------------------------------------------------
       Total                                                                                                2,198,397
       --------------------------------------------------------------------------------------------------------------


       NOTE 5  RELATED PARTIES
       -----------------------


           Receivables from related parties consist of the following
           December 31,                                                                                        2003
           --------------------------------------------------------------------------------------------------------

           Receivable  from  stockholder,   interest  at  6.18%.                                         $  127,413
           Unsecured  with  monthly  principal  payments  and  a
           balloon  payment due on January 1, 2006.  The related
           interest income was  approximately  $7,200 and $7,000
           for the years ended December 31, 2003 and 2002.

           Receivable   from   stockholder,   interest   at  6%,                                            366,259
           unsecured,  with the  balance  due on August 31,  2005.  The  related interest income was  approximately  $30,300 and $10,700 for the years ended December 31, 2003 and 2002.
           --------------------------------------------------------------------------------------------------------
                                                                                                            493,672
           Less allowance for bad debt                                                                     (493,672)
           ---------------------------------------------------------------------------------------------------------
           Receivables from related parties, net                                                         $        0
           ---------------------------------------------------------------------------------------------------------

                         FOX COMMUNICATIONS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003

         The Company's founder owns 100% of the common stock of the Company and also owns a majority of the common stock of Who's Calling, Inc. ("WCI"), an enhanced service provider, who is an agent of the Company for the sale of long distance telecommunications services. The Company remits to WCI, 20% of proceeds received from the sale of long distance services by WCI as commissions for agency services. The Company reports these long distance sales as revenues and charges the agent commissions to selling expenses. In 2003, the Company billed $9,699,818 for long distance services sold by WCI and remitted $3,746,927 in agent commissions to WCI. At December 31, 2003 the Company owned 600,000 shares in WCI which have been fully reserved.

         Additionally, the Company and Who's Calling share several facility and capital leases. These transactions are tracked in related party accounts payable and receivable and are netted for presentation purposes as the two companies have agreed to a right of offset. At December 31, 2003, the Company had net receivables from Who's Calling of $56,398 which have been fully reserved.

         NOTE 6  EMPLOYEE BENEFIT PLAN
         -----------------------------

         The Company participates in a 401(k) profit sharing ("the Plan") which covers all full time Company employees who have one year of service and are age 21 or older. The Company matches 25% of the employee contribution on the first 10% of compensation contributed by the employee. Profit sharing contributions by the Company to the Plan are discretionary. Discretionary contributions are fully vested after 4 years in the Plan or partially vested at different intervals based upon years in the Plan. Company contributions to the Plan were $6,200 and $9,000 for the years ended December 31, 2003 and 2002 respectively.

         NOTE 7  GOING CONCERN
         ---------------------

         As reflected in the accompanying financial statements, the Company's cumulative losses of $6,975,548, and its working capital deficiency of $ 6,116,895 and stockholders' deficiency of $6,415,509, raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

         In 2002, the Company negotiated with its primary lender an extension and revision of the terms of its existing debt obligations. The agreement escalated payments, reaching a maximum monthly payment of $110,000 per month, to be applied as repayment of the $4.2 million outstanding debt. The term of the note was extended through 2005. The Company's sole shareholder and CEO has made a continuing commitment to the growth of the Company by advancing funds and providing his personal guarantee on the Company's term debt.

         In addition, Management continues to follow its plan of focused and managed expense spending and increasing revenue growth by increasing

                         FOX COMMUNICATIONS CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003

         sales efforts of conferencing services and implementing additional telecommunications services. Partnerships with outside sales agents and strategic alliances are also being formulated with a focus on revenue, gross profit and improving the Company's customers' experience. Management believes that implementation of this plan will provide sufficient liquidity for the Company to fund current operating expenses and meet the revised debt payment schedule.

         NOTE 8 SUBSEQUENT EVENTS
         ------------------------

         On January 14, 2004, Y3K Secure Enterprise Software, Inc. ("Y3K"), through its wholly owned subsidiary Ecuity Holdings, Inc., a Washington corporation ("Ecuity"), purchased a substantial portion of the assets ("Assets") of Fox Communications, Inc. ("Fox") and assumed the liabilities. The purchase price for the Assets is $3,775,000 in cash payable by Ecuity and 6,775,775 shares of Y3K common stock. Based on the closing bid price for Y3K's on January 14, 2004, the shares issued to Fox in conjunction with the transaction have been valued at $1,151,882. Y3K paid $100,000 of the cash portion of the purchase price at closing and the balance of $3,675,000 is to be paid pursuant to the terms of a promissory note ("Note") issued to Fox by Ecuity. The Note calls for payments of the following amounts and on the following dates:

         January 20, 2004     $     50,000
         February  5, 2004    $    150,000
         March 5, 2004        $    150,000
         April 5, 2004        $  2,125,000
         August 15, 2004      $  1,200,000

         Payment of the Note is secured by all of the Assets and pursuant to a Stock Pledge Agreement by the issued and outstanding shares of Ecuity, all which shares are held by Y3K. In addition, Y3K is a guarantor of the Note pursuant to a Parent Guaranty agreement between Y3K and Fox. The assets acquired by Y3K include the competitive local exchange carrier ("CLEC") consisting of a customer base of 18,000 residential and business customers, conferencing and ISP operations, voice over internet protocol services, fully functioning customer service and billing capabilities. Additionally, the purchase/sale included the recently upgraded Network Operations Center.

         The Assets acquired by Y3K include were principally those Fox Assets that are necessary for the complete integration of Fox's business into Ecuity. The Assets acquired include :

         o Certain fixed assets and equipment, as well as any and all permits, licenses, consents and approvals held by Fox which are assignable to Ecuity.

         o All of Fox's right, title and interest in and to a number of websites, including foxinternet.com, as well as any other tangible or intangible assets of Fox used or useful in the continuation of the Fox operations by Ecuity.

         Emerging Issues Task Force # 98-3 ("EITF 98-3")titled "Determining whether a nonmonetary transaction involves receipt of productive assets or of a business" provided the guidance for recording the transaction with FOX as an acquisition of a business. In accordance with EITF 98-3 there are three elements that when met determines that a nonmonetary exchange is an acquisition of a business. These three elements are as follows:

         1) Inputs - Necessary assets to continue the business are transferred Such as long lived assets, intangible assets, ability to access materials, and employees

         2)  Processes  -  The  existence  of  systems,  standards,   protocols,
         conventions and rules that act to define processes necessary for operations are transferred.

         3) Outputs - The ability to obtain access to the customers that purchase the Output of the transferred assets.

The sale of the assets has met the above requirements as follows:

         1) The sale included the fixed assets (local exchange carrier) to provide Services to 18,000 customers, the network operations center, permits, licenses Approvals, web sites, operations personnel, and the use of the FOX name.

         2) The sale included the software, systems and protocols necessary to serve the existing customer base.

         3) The sale included the rights to service FOX's customer base including FOX's customer list and source of referrals for new business.

Upon the completion of the sale the Y3K Secure Enterprise Software, Inc. was able to Continue to provide the services that FOX was providing without any interruptions.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.



                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                  JUNE 30, 2003

                                       AND

                                DECEMBER 31, 2003

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.



           INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


            AS AT JUNE 30, 2003, AND FOR THE YEAR ENDED JUNE 30, 2003



The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes give effect to the acquisition of assets of Fox Communications, Inc. ("Fox") by Y3K Secure Enterprise Software, Inc. ("Y3K"). The year-end of Fox is December 31, and the year-end of Y3K is June 30, therefore in order to arrive at the pro-forma statement of operations for the year-ended June 30, 2003 for Fox, the total of Fox's statement of operations for the 6 months period ended December 31, 2002 was added to the 6 month period ended June 30, 2003.

The pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and the pro-forma consolidated statement of operations have been prepared utilizing the historical financial statements of Fox and Y3K and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma consolidated statement of operations has been prepared as if the acquisition had been consummated on July 1, 2002 under the purchase method of accounting and carried through to June 30, 2003.


This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.

                      PRO-FORMA CONSOLIDATED BALANCE SHEET


                                  JUNE 30, 2003

                                         Y3K
                                        SECURE                      FOX
                                       ENTERPRISE              COMMUNICATIONS                 PRO-FORMA                COMBINED
                                     SOFTWARE, INC.                 INC.                     ADJUSTMENTS               PRO-FORMA
-----------------------------------------------------------------------------------------------------------------------------------

ASSETS
Current
     Cash                         $             653                  38,106                                                 38,759
      Accounts receivable                                         1,062,831                                              1,062,831
      Prepaid expenses                                               34,391                                                 34,391

                                  -------------------------------------------------------------------------------------------------
Total Current Assets                            653               1,135,328                                              1,135,979

Fixed Assets, Net                             4,769                 352,226                    365,000      (1)            721,995
                                  -------------------------------------------------------------------------------------------------

Deposits and Investments                                            627,366                    (600,000)    (1)             27,366
Subscriber List                                                                               4,083,381     (1)          3,278,469
Amortization of List                                                                           (804,912)    (2)
Total Assets                      $           5,422               2,114,920                   3,043,469                   5,163,811
===================================================================================================================================


LIABILITIES
Current
   Accounts payable  and
 accrued liabilities              $         697,337               2,864,774                  (1,033,605)    (1)          2,528,506
   Loans payable                            884,166                                           3,391,554     (1)          4,275,720
   Taxes payable                                                  1,834,840                  (1,834,840)    (1)
   Deposits and
    advanced billings                                               519,548                                                519,548
   Current portion
    of capital leases                       121,565               1,318,290                  (1,155,000)    (1)            284,855
                                  -------------------------------------------------------------------------------------------------


Capital leases, long term
      portion                                                       820,000                    (769,035)    (1)             50,965
                                  -------------------------------------------------------------------------------------------------

Total Liabilities                          1,703,068              7,357,452                  (1,400,926)    (1)          7,659,594

SHAREHOLDERS' EQUITY

Common stock                                  52,050                  7,840                      (1,065)    (1)             58,825
Subscription receivable                         (571)                                                                         (571)
Additional paid-in capital                 2,741,023                552,199                    (552,199)    (1)          2,741,023
Accumulated deficit                       (4,490,148)            (5,802,571)                  4,997,659     (1)(2)      (5,295,060)

                                  -------------------------------------------------------------------------------------------------
Total stockholders' equity                (1,697,646)            (5,242,532)                  4,444,395                 (1,690,871)
                                  -------------------------------------------------------------------------------------------------


Total liabilities and
stockholders' equity              $            5,422              2,114,920                   3,043,469                  5,163,811
===================================================================================================================================

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                            YEAR ENDED JUNE 30, 2003



                                      ENTERPRISE           COMMUNICATIONS           PRO-FORMA           COMBINED
                                    SOFTWARE, INC.               INC.               ADJUSTMENTS         PRO-FORMA
-------------------------------------------------------------------------------------------------------------------

Revenue                         $          2,389              15,331,374                                 15,331,374
Cost of sales                                                  7,574,211                                  7,574,211
                                -----------------------------------------------------------------------------------
Gross profit                               2,389               7,754,774                                  7,757,163

 Operating expenses                      761,171               9,284,333          (804,912)    (2)       10,850,416
 Write off of guarantee                  400,000                                                            400,000
                                -----------------------------------------------------------------------------------
Total expenses                         1,161,171               9,284,333          (804,912)              11,250,416
                                -----------------------------------------------------------------------------------

 Operating income (loss)              (1,158,782)            (1,529,559)          (804,912)    (2)       (3,493,253)
                                -----------------------------------------------------------------------------------

Other income (expense)                                       (1,237,750)                                 (1,237,750)
Interest (expense)                       (28,368)              (240,837)                                   (269,205)
Interest income                                                  50,177                                      50,177
                                -----------------------------------------------------------------------------------
                                      (28,368)                (1,428,410)                                (1,456,778)
                                -----------------------------------------------------------------------------------

Net income (loss)               $     (1,187,150)             (2,957,969)         (804,912)    (2)       (4,950,031)
===================================================================================================================

Net (Loss) Per Share                                                                                         $(.09)
===================================================================================================================

Weighted Average Number of
  Common Shares Outstanding
                                                                                                         54,896,419
===================================================================================================================


(1) The adjustment to the pro-forma June 30, 2003 balance sheet are required to remove the assets and liabilities not acquired and the equity from the Fox financial statements as follows:

      Adjust fixed assets to market value                      $   365,000
      Remove investment not transferred                           (600,000)
      Assigned value to subscriber list                          4,083,381
      Less: Amortization                                          (804,912)
      Reduction of liabilities not assumed:
      Accounts Payable                                           1,033,605
      Taxes Payable                                              1,834,840
      Capital lease obligations                                  1,924,035
      Issuance of Loan Payable for Acquisition (see Note 3)     (3,391,554)
                                                                -----------
         Total                                                  $ 4,444,395
                                                                ===========

(2) Amortization of subscriber list for a full year based on a five year life in the amount of $804,912.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.

      NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA BALANCE
                  SHEET AND PRO-FORMA STATEMENT OF OPERATIONS


                            YEAR ENDED JUNE 30, 2003



1.    ORGANIZATION AND BASIS OF PRESENTATION

      The unaudited pro-forma consolidated balance sheet and consolidated statement of operations have been prepared based on historical financial information, using generally accepted accounting principles of Fox Communications Company ("Fox") for year ended June 30, 2003, and of YTHK ("the Company") for the year ended June 30, 2003. Fox Communications Company's financials are prepared on a calendar year basis. Accordingly, in order to provide the Statement of Operations for the year ended June 30, 2003 the statements for the 6 month period January 1, 2003 to June 30, 2003 were combined with the 6 month period July 1, 2003 to December 31, 2003. The pro forma amounts are based on considering the effects of the asset acquisition as if the transaction was completed effective July 1, 2002 in the case of the pro-forma consolidated statement of operations, and effective June 30, 2003 in the case of the pro-forma consolidated balance sheet.

2.    ASSUMPTION

      The number of common shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of common shares outstanding during the period adjusted to give effect to shares assumed to be issued, 6,775,775 common shares, had the transaction referred to above been consummated July 1, 2002.

3.    ACQUIRED SUBSCRIBER LIST

      The Company acquired a subscriber list of approximately 18,000 customers that were being served by Fox. The customer list will be amortized over the next five years which is management's estimate of the useful life of such list. Although the Company may add to such list in the future, the expected benefits of the customer list relate only to the customers on that list at the date of acquisition. Such customer list will be reviewed for impairment under SFAS No. 144, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be disposed Of.

      The acquisition of the Fox assets were based on cash (note), the issuance of common shares and other items of consideration as follows:

      A note was issued in the principal amount of $3,775,000 payable by Ecuity Advanced Communications, Inc., a wholly owned subsidiary of Y3K, and 6,775,775 shares of Y3K's common stock. The transaction provides that the principal amount of the note will be adjusted to reflect the differences in the beginning balances of those specific assets transferred to the Company less those liabilities assumed. Based on the closing bid price for the Company's common stock on January 14, 2004 of $.17 per share (the actual date of the valuation), the shares issued to Fox in connection with the asset purchase have been valued at $1,151,882.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.

      NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA BALANCE
                  SHEET AND PRO-FORMA STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 2003


3.    ACQUIRED SUBSCRIBER LIST (continued)

      The total transaction has been valued at $4,926,882. The subscriber list is defined as the premium paid over the assigned valuation of the fixed assets of Fox adjusted for the opening balances of Fox assets assumed, including but not limited to accounts receivable, prepaids, deposits, accounts payable, unearned revenue collected by Fox, and financed leases.

      The gross carrying amount of such list is $4,083,381 at June 30, 2003 with an accumulated amortization of $804,912.

      Estimated amortization expense for the next five years is as follows:

      For the Fiscal Year ending 6/30/04     $804,912
      For the Fiscal Year ending 6/30/05     $804,912
      For the Fiscal Year ending 6/30/06     $804,912
      For the Fiscal Year ending 6/30/07     $804,912
      For the Fiscal Year ending 6/30/08     $804,912

      In addition to the value assigned to the acquired subscriber list by the cash (note) and stock (as defined) issued as part of the transaction, the Company has reviewed the cost assignable to the subscriber list on an individual basis. With 18,000 subscribers, the valuation on a per subscriber basis is $226.00 each. Management believes that is a reasonable valuation per subscriber as it not only provides for the opportunity to expand the existing subscriber base of an existing business, it also provides the opportunity for the Company to promote its own products and services to these subscribers.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.

           INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

           AS AT DECEMBER 31, 2003 AND FOR THE SIX MONTH PERIOD ENDED

                                DECEMBER 31, 2003

The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes give effect to the acquisition of Fox Communications' assets and certain liabilities ("Assets") by Y3K Secure Enterprise Software, Inc. (the "Company") The pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and the pro-forma consolidated statement of operations have been prepared utilizing the historical financial statements of Fox Communications, Inc. and the Company should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing. The pro-forma consolidated statement of operations has been prepared as if the acquisition had been consummated on July 1, 2003 (the beginning of the fiscal year for Y3K) under the purchase method of accounting and carried through to December 31, 2003. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on December 31, 2003. This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.

                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                               DECEMEBER 31, 2003


-----------------------------------------------------------------------------------------------------------------------------------
                                    Y3K SECURE                  FOX
                                    ENTERPRISE             COMMUNICATIONS             PRO-FORMA                   COMBINED
                                  SOFTWARE, INC.                INC.                 ADJUSTMENTS                  PRO-FORMA
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current
     Cash                      $        2,813                    148,009                (148,009)    (1)             2,813
      Accounts receivable                                        583,621                 149,273     (1)           729,894
      Prepaid expenses                                            47,238                      --                    47,238

                               ----------------------------------------------------------------------------------------------------
Total Current Assets                    2,813                    778,868                 777,132                   779,945

Fixed assets, net                       2,401                    495,932                 364,605     (1)           862,938
                               ----------------------------------------------------------------------------------------------------


Deposits                                3,165                     36,069                                            39,234
Subscriber list                                                                        4,083,381     (1)         3,680,925
Amortization of list                                                                    (402,456)    (2)
===================================================================================================================================
                               $        8,379                  1,310,869               4,043,794                 5,363,042
===================================================================================================================================


LIABILITIES

Current
     Accounts payable
     and accrued               $      612,038                    949,839          $    (105,011)     (1)         1,456,866
     liabilities
      Taxes payable                                            4,309,630             (4,309,630)     (1)
      Loans payable                 1,048,166                                         3,391,554      (1)         4,439,720
      Deposits and
        advanced billings                                        268,512                                           268,512
      Current portion
        of capital leases             121,565                  1,367,782             (1,320,000)     (1)           169,347
                               ----------------------------------------------------------------------------------------------------


Capital leases, long term
    portion                                                      830,615               (769,036)     (1)            76,263
                               ----------------------------------------------------------------------------------------------------

Total Liabilities                   1,781,769                  7,726,378             (3,112,123)                 6,396,025
                               ----------------------------------------------------------------------------------------------------


Shareholders' Equity

Common stock                           69,487                      7,840                 (1,064)     (1)            76,263
Subscription receivable               (15,280)                                                                     (15,280)
Additional paid-in capital          3,905,115                    552,199                583,388      (1)         5,041,202
Accumulated deficit                (5,732,712)                (6,975,548)             6,573,092      (1)(2)     (5,330,256)
                               ----------------------------------------------------------------------------------------------------

Total stockholders'
   equity                          (1,773,390)                (6,415,509)             7,155,916                 (1,032,983)
                               ----------------------------------------------------------------------------------------------------

Total liabilities and
stockholders' equity           $        8,379                  1,310,869              4,043,794                  5,363,042
                               ----------------------------------------------------------------------------------------------------

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       SIX MONTHS ENDED DECEMBER 31, 2003




---------------------------------------------------------------------------------------------------------------------------------
                                           Y3K SECURE                 FOX
                                           ENTERPRISE           COMMUNICATIONS            PRO-FORMA              COMBINED
                                         SOFTWARE, INC.              INC.                ADJUSTMENTS            PRO-FORMA
---------------------------------------------------------------------------------------------------------------------------------

Revenue                               $              --             7,969,921                  --               7,969,921
Cost of sales                                                       3,031,179                                   3,031,179

                                      -------------------------------------------------------------------------------------------
Gross profit                                                        4,938,742                  --               4,938,742

                                      -------------------------------------------------------------------------------------------


Total Expenses                                1,210,757             3,625,123                                   4,835,880

 Operating income (loss)                     (1,210,757)            1,313,619            (402,456)     (1)       (299,594)

                                      -------------------------------------------------------------------------------------------


Operating income (expense)                                           (855,570)                                   (855,570)
Interest (expense)                              (31,807)              (80,916)                                   (112,723)
Interest income                                                        15,926                                      15,926

                                      -------------------------------------------------------------------------------------------

                                                (31,807)             (920,560)                                   (952,367)

                                      -------------------------------------------------------------------------------------------


Net income (loss)                     $      (1,242,564)              393,059            (402,456)     (1)     (1,251,961)
=================================================================================================================================



Net (Loss) Per Share                                                                                               ($0.02)
=================================================================================================================================


Weighted Average Number Of Common
  Shares Outstanding                                                                                           69,963,245
=================================================================================================================================


(1). The adjustment to the pro-forma December 31, 2003 balance sheet are required to remove the assets and liabilities not acquired and the equity from the Fox financial statements as follows:

     Cash not transferred                                      $ (148,009)
     Accounts Receivable increase at transfer date                146,273
     Adjust fixed assets to market value                          364,605
     Assigned value to subscriber list                          4,083,381
     Less: Amortization                                          (402,456)
     Reduction of liabilities not assumed:
     Accounts Payable                                             105,011
     Taxes Payable                                              4,309,630
     Capital lease obligations                                  2,089,036
     Issuance of Loan Payable for Acquisition (see Note 3)     (3,391,554)
                                                               -----------
        Total                                                  $7,155,916
                                                               ===========

     Amortization of subscriber list for a six month period based on a five year life in the amount of $402,456.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.

      NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA BALANCE
                  SHEET AND PRO-FORMA STATEMENT OF OPERATIONS

                       SIX MONTHS ENDED DECEMBER 31, 2003

1.    ORGANIZATION AND BASIS OF PRESENTATION

      The unaudited pro-forma consolidated balance sheet and consolidated statement of operations have been prepared based on historical financial information, using U.S. generally accepted accounting principles of Fox Communications Company for the six months ended December 31, 2003, and of YTHK for the six months ended December 31, 2003 considering the effects of the asset acquisition as if the transaction was completed effective July 1, 2003 in the case of the pro-forma consolidated statement of operations, and effective December 31, 2003 in the case of the pro-forma consolidated balance sheet.

2.    ASSUMPTION

      The number of common shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of common shares outstanding during the period adjusted to give effect to shares assumed to be issued, 6,775,775 common shares, had the transaction referred to above been consummated July 1, 2003.

3.    ACQUIRED SUBSCRIBER LIST

      The Company acquired a subscriber list of approximately 18,000 customers that were being served by Fox. The customer list will be amortized over the next five years which is management's estimate of the useful life of such list. Although the Company may add to such list in the future, the expected benefits of the customer list relate only to the customers on that list at the date of acquisition. Such customer list will be reviewed for impairment under SFAS No. 144, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be disposed Of.

      The acquisition of the Fox assets were based on cash (note), the issuance of common shares and other items of consideration as follows:

      A note was issued in the principal amount of $3,775,000 payable by Ecuity Advanced Communications, Inc., a wholly owned subsidiary of Y3K, and 6,775,775 shares of Y3K's common stock. The transaction provides that the principal amount of the note will be adjusted to reflect the differences in the beginning balances of those specific assets transferred to the Company less those liabilities assumed. Based on the closing bid price for the Company's common stock on January 14, 2004 of $.17 per share (the actual date of the valuation), the shares issued to Fox in connection with the asset purchase have been valued at $1,151,882.

                      Y3K SECURE ENTERPRISE SOFTWARE, INC.

      NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA BALANCE
                  SHEET AND PRO-FORMA STATEMENT OF OPERATIONS

                       SIX MONTHS ENDED DECEMBER 31, 2003



4.    ACQUIRED SUBSCRIBER LIST (continued)

      The total transaction has been valued at $4,926,882. The subscriber list is defined as the premium paid over the assigned valuation of the fixed assets of Fox adjusted for the opening balances of Fox assets assumed, including but not limited to accounts receivable, prepaids, deposits, accounts payable, unearned revenue collected by Fox, and financed leases.

      The gross carrying amount of such list is $4,083,381 at December 31, 2003 with an accumulated amortization of $402,456.

      Estimated amortization expense for the next five years is as follows:

      For the Fiscal Year ending 6/30/04     $402,456
      For the Fiscal Year ending 6/30/05     $804,912
      For the Fiscal Year ending 6/30/06     $804,912
      For the Fiscal Year ending 6/30/07     $804,912
      For the Fiscal Year ending 6/30/08     $804,912
      For the Fiscal Year ending 6/30/09     $402,456

      In addition to the value assigned to the acquired subscriber list by the cash (note) and stock (as defined) issued as part of the transaction, the Company has reviewed the cost assignable to the subscriber list on an individual basis. With 18,000 subscribers, the valuation on a per subscriber basis is $226.00 each. Management believes that is a reasonable valuation per subscriber as it not only provides for the opportunity to expand the existing subscriber base of an existing business, it also provides the opportunity for the Company to promote its own products and services to these subscribers.







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Y3K Secure Enterprise Software, Inc.


                                                 By: /s/ King Cole
                                                 --------------------
                                                 King Cole, President



DATED:  May 7, 2004